UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): March 3, 2026

Amphastar Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36509	33-0702205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11570 6th Street
Rancho Cucamonga, California	91730
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (909) 980-9484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	AMPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2026 (the “Effective Date”), Amphastar Pharmaceuticals, Inc. (“Amphastar” or, the “Company”), entered into executive employment agreements with each of Jacob Liawatidewi, the Company’s Executive Vice President of Corporate Administration Center, Secretary and a member of the board of directors (the “Liawatidewi Employment Agreement”) and Rong Zhou, the Company’s Senior Executive Vice President of Production Center (the “Zhou Employment Agreement” and together with the Liawatidewi Employment Agreement, the “Employment Agreements”).

The Employment Agreements provide for an initial term of one year and will be automatically extended for successive one-year periods, unless notice of non-renewal is given by the Company or applicable executive at least 90 days prior to the expiration of the initial term or any annual renewal term. Each Employment Agreement is terminable by the Company or the applicable executive at any time, with or without “good reason” (as defined in the executive’s Employment Agreement), with or without “cause” (as defined in the executive’s Employment Agreement), or due to the executive’s disability or death.

Pursuant to the Liawatidewi Employment Agreement, Mr. Liawatidewi will receive an annual base salary of $525,800 and be eligible to earn a performance-based annual cash bonus with a target amount equal to 55% of his base salary. Pursuant to the Zhou Employment Agreement, Mr. Zhou will receive an annual base salary of $590,000 and be eligible to earn a performance-based annual cash bonus with a target amount equal to 53% of his base salary. Each executive also will be eligible to receive equity incentive compensation, as determined by the Company’s Board of Directors or its Compensation Committee, and participate in the Company’s benefit plans as in effect from time to time made available to the executive.

If the Company terminates the executive’s employment without cause or does not renew an Employment Agreement at the end of the initial term or any renewal term, or if the executive resigns for good reason (collectively, a “qualifying termination”), then under the executive’s Employment Agreement, conditioned upon execution of a release in form and substance satisfactory to the Company, the executive will receive:

●	a lump-sum payment in an amount equal to two times the sum of (a) the highest annual base salary in effect during the 12 months immediately prior to the date of termination, plus (b) the average annual bonus earned by the executive for the most recent two fiscal years ending prior to the date of termination;

●	continued payment of health insurance premiums for coverage for the executive and eligible dependents under the Company’s group health, dental and vision benefits, for up to 12 months following such termination; and

●	accelerated vesting of 100% of any then unvested stock options, restricted stock units, performance stock units, or other equity awards granted by the Company to such executive.

If the executive experiences a qualifying termination during the period beginning on the date of a change in control and ending on the date one year after such change in control, then, under the executive’s Employment Agreement, conditioned upon execution of a release in form and substance satisfactory to the Company and in addition to the severance payments described above, the executive will be entitled to:

●	a lump-sum payment in an amount equal to two times the sum of (a) the highest annual base salary in effect during the 12 months immediately prior to the date of termination, plus (b) the average annual bonus earned by the executive for the most recent two fiscal years ending prior to the date of termination; and

●	an additional 12-month extension of continued payment of health insurance premiums for coverage for the executive and eligible dependents under the Company’s group health, dental and vision benefits.

Each Employment Agreement also provides that, if the executive resigns for good reason, the Company terminates his employment without cause, or the executive’s employment terminates due to his death or disability, the executive will receive (a) any applicable prorated bonus, based on actual performance for the year of termination, and (b) any accrued but unpaid annual bonus for the fiscal year immediately preceding the year of termination.

Under the executive’s Employment Agreement, if a “change in control” (as defined in the Company’s 2015 Equity Incentive Plan) occurs during the executive’s employment, then 100% of any then unvested stock options, restricted stock units, performance stock units, or other equity awards granted by the Company to such executive will accelerate vesting as of immediately prior to the change in control.

Each Employment Agreement provides that in the event any payments and benefits (including the severance benefits) provided to the applicable executive would constitute “parachute payments” within the meaning of Section 280G of the

Internal Revenue Code and could be subject to the related excise tax, the executive would receive either the full amount of such payments and benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater after-tax amount of payments and benefits to the executive.

The foregoing is a brief description of the material terms of the Employment Agreements, do not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the form of Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Employment Agreement for Jacob Liawatidewi and Rong Zhou

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: March 6, 2026
	By:	/S/WILLIAM J. PETERS

William J. Peters
Chief Financial Officer, Executive Vice President and Treasurer